vFinance Reports 6th Consecutive Profitable Quarter
            Strong balance sheet positions firm for future expansion



Boca Raton, FL: November 15, 2004 - vFinance Inc. (OTCBB:VFIN), a rapidly growing financial services firm servicing high-growth companies, high net-worth investors and financial institutions focused on aggressive growth, today reported results for its quarter ended September 30, 2004.

For the third quarter ended September 30, 2004, the Company's revenues were $4,629,023 as compared to $7,028,571 for the same period last year, a decrease of $2,399,548 or 34%. The Company's net income was $19,742, or $.00 per fully diluted share, as compared to net income of $188,218, or $.01 per fully diluted share, for the same period last year.

For the nine months ended September 30, 2004, the Company's revenues were $18,587,245 as compared to $16,909,752 for the same period last year, an increase of $1,677,493 or 10%. Its year-to-date net income was $2,335,431 or $.07 per fully diluted share, versus $8,875, or $.00 per fully diluted share, for the same period last year.

The Company's revenues declined during the current quarter primarily as a result of the continued softening of the financial services market. Additionally, operations at the Company's South Florida headquarters were interrupted for several days as a result of the impact of Hurricane Frances. During the month of September, the firm completed construction of its back up data center in Mt. Laurel, New Jersey. The center was operational prior to the arrival of Hurricane Jeanne thereby enabling the firm to operate without a loss of service to the firm's estimated 10,000 worldwide clients.

Despite the downturn in the current quarter's revenues, the Company was able to realize a profit as a result of efficiencies realized from its continued investments in IT systems as well as its management restructuring and reduced legal/arbitration costs which, in the aggregate, contributed significantly to the $565,000 reduction in operating expenses during the quarter.

The Company's balance sheet at September 30, 2004 remained strong. Its cash position was $4.2 million, up almost $500,000 since the beginning of the calendar year and the firm's book value approached $4.3 million, up over $3 million.

"Beginning in late Q1 we have seen a continued softening in the financial services industry." said Leonard Sokolow, CEO and President. "Our ability to make an operating profit demonstrates that our business model and investments made in our technology systems are working."

"Having a strong balance sheet and an efficient business model positions us to take advantage of the acquisition opportunities that exist during down markets," said Timothy Mahoney Chairman and COO. "Our acquisition of Global Partners Securities this month, which is pending NASD approval, demonstrates our ability to increase shareholder value during the toughest market conditions."

About vFinance:

vFinance, Inc. is a rapidly growing financial services company that provides investment banking, brokerage and trading services to more than 10,000 corporate, institutional and private clients worldwide. The Company has offices in New York, San Jose, Houston, Boca Raton and 22 other cities nationwide. Its subsidiary, vFinance Investments, Inc., manages over $1 billion in assets and is a registered broker-dealer with the SEC and a member of the NASD.

www.vfinance.com , the company's Web site, is a leading destination on the Internet for companies seeking capital, as well as institutional and high net-worth investors seeking dynamic high-growth companies. Each year, the site hosts more than one million visitors from over 90 countries. This audience creates a perpetual, global deal stream for vFinance's bricks-and-mortar financial service units and enables vFinance Investments' Research Department to identify emerging trends, market segments and pioneering firms.

For vFinance Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, statements concerning internal operations, marketing, management's plans, objectives and strategies, and management's assessment of market factors and conditions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitations, the volatility of domestic and international financial, bond and stock markets, retention of Global Partners Securities, Inc. and EquityStation, Inc. employees, intense competition, extensive governmental regulation, litigation, substantial fluctuations in the volume and price level of securities and other risks as detailed in the Company's filings with the Securities and Exchange Commission. vFinance assumes no obligation to update any forward-looking information in this press release.

Contact:
Dave Spector
Vice President, Marketing & Web Operations
561-981-1015
[insert an e-mail address]

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                         CONDENSED FINANCIAL INFORMATION


                                 vFINANCE, INC.
                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)




                                      Three Months Ended September 30,       Nine Months Ended September 30,
                                   --------------------------------------  -----------------------------------
                                           2004               2003               2004              2003
                                   -----------------    -----------------  -----------------   ---------------

Revenues                           $      4,629,023     $      7,028,571   $     18,587,245    $   16,909,752

Cost of revenues                          3,133,368            4,748,264         12,647,107        11,076,275

Gross profit                              1,495,655            2,280,307          5,940,138         5,833,477

Operating expenses                        1,426,619            1,992,089          5,098,945         5,545,493

Other expenses                               49,294              100,000         (1,494,238)          279,109

Income available to
     common shareholders           $         19,742     $        188,218   $      2,335,431    $        8,875
                                   =================    =================  =================   ===============

Income per share - fully diluted   $              -     $           0.01   $           0.07     $           -
                                   =================    =================  ==================   ==============



                                 vFINANCE, INC.
                                  Balance Sheet
                                   (UNAUDITED)
--------------------------------------------------------------------------------




                                                 September 30,    December 31,
                                                     2004              2003
                                                 --------------   --------------
      Assets

Cash                                             $   4,237,980    $   3,783,814

Other Current Assets                                 1,125,645        1,702,292
                                                 --------------   --------------

     Total Current Assets                            5,363,625        5,486,106

Other Non-current Assets                             1,298,608          892,382
                                                 --------------   --------------
     Total Assets                                $   6,662,233    $   6,378,488
                                                 ==============   ==============


      Liabilities and Shareholders' Equity


Current Liabilities                                  2,409,274        3,818,118

Notes Payable-Long Term                                      -        1,500,000

Shareholders' Equity                                 4,252,959        1,060,370
                                                 --------------   --------------
     Total Liabilities and Shareholders' Equity  $   6,662,233    $   6,378,488
                                                 ==============   ==============